PRESS RELEASE For immediate release

NVE Corporation Reports Fourth Quarter and Fiscal Year Results
Net income increases 50 percent for fiscal year

EDEN PRAIRIE, Minn.—May 7, 2008—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and fiscal year ended March 31, 2008.

Total revenue for the fourth quarter of fiscal 2008 increased 33% to $6.05 million from $4.57 million in the prior-year quarter. The revenue increase was primarily due to a 35% increase in product sales to $5.67 million for the fourth quarter of fiscal 2008 from $4.19 million in the prior-year quarter. Net income for the fourth quarter of fiscal 2008 increased 45% to $2.25 million, or $0.47 per diluted share, compared to $1.55 million, or $0.33 per diluted share, for the prior-year quarter. Gross margin was 69% of revenue, operating margin 55%, pretax margin 59%, and net margin 37% for the quarter.

For fiscal 2008, total revenue increased 25% to $20.5 million from $16.5 million for the prior year, driven by a 28% increase in product sales to $18.5 million from $14.4 million for fiscal 2007. Net income for fiscal 2008 increased 50% to $7.19 million, or $1.51 per diluted share compared to $4.78 million, or $1.00 per diluted share, for fiscal 2007. For fiscal 2008 gross margin was 67%, operating margin 49%, pretax margin 54%, and net margin 35%.

"We are pleased to report record revenue and net income for the quarter and fiscal year," said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D. "Increases in product sales and operating margins drove an extraordinary quarter and fiscal year.

"In the past fiscal year we introduced new world-class spintronic products, expanded our production capacity, and were granted four U.S. patents," said Baker. "We enter fiscal 2009 with products that are in demand, an excellent intellectual property portfolio, and a solid balance sheet."

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued growth in revenue and profitability, risks associated with our reliance on several large customers, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and other reports filed with the SEC.

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                            NVE CORPORATION
                         STATEMENTS OF INCOME
           QUARTERS AND YEARS ENDED MARCH 31, 2008 AND 2007
                             (Unaudited)
                                            Quarter Ended March 31
                                             2008            2007
                                         ------------    ------------
 Revenue
  Product sales                          $  5,674,879    $  4,192,307
  Contract research and development           374,505         372,911
                                         ------------    ------------
   Total revenue                            6,049,384       4,565,218
   Cost of sales                            1,876,335       1,563,493
                                         ------------    ------------
 Gross profit                               4,173,049       3,001,725
 Expenses
  Selling, general, and administrative        526,882         529,667
  Research and development                    318,889         534,967
                                         ------------    ------------
   Total expenses                             845,771       1,064,634
                                         ------------    ------------
 Income from operations                     3,327,278       1,937,091
 Interest income                              243,747         202,894
 Other loss                                    (6,695)             --
                                         ------------    ------------
 Income before taxes                        3,564,330       2,139,985
 Provision for income taxes                 1,311,348         586,032
                                         ------------    ------------
 Net income                              $  2,252,982    $  1,553,953
                                         ============    ============
 Net income per share - basic            $       0.49    $       0.34
                                         ============    ============
 Net income per share - diluted          $       0.47    $       0.33
                                         ============    ============
 Weighted average shares outstanding
  Basic                                     4,638,683       4,627,383
  Diluted                                   4,766,529       4,778,309
 Supplemental financial data
  Stock-based compensation               $      5,598    $      8,167
  Cash paid for income taxes             $  1,045,000    $         --

                                              Year Ended March 31
                                             2008            2007
                                         ------------    ------------
 Revenue
  Product sales                          $ 18,505,650    $ 14,425,632
  Contract research and development         2,023,162       2,035,198
                                         ------------    ------------
    Total revenue                          20,528,812      16,460,830
    Cost of sales                           6,833,308       5,787,658
                                         ------------    ------------
 Gross profit                              13,695,504      10,673,172
 Expenses
  Selling, general, and administrative      2,158,818       1,950,999
  Research and development                  1,487,907       2,176,604
                                         ------------    ------------
    Total expenses                          3,646,725       4,127,603
                                         ------------    ------------
 Income from operations                    10,048,779       6,545,569
 Interest income                              974,990         621,577
 Interest expense                                  --            (589)
 Other income                                  56,235          25,246
                                         ------------    ------------
 Income before taxes                       11,080,004       7,191,803
 Provision for income taxes                 3,892,620       2,411,020
                                         ------------    ------------
 Net income                              $  7,187,384    $  4,780,783
                                         ============    ============
 Net income per share - basic            $       1.55    $       1.03
                                         ============    ============
 Net income per share - diluted          $       1.51    $       1.00
                                         ============    ============
 Weighted average shares outstanding
    Basic                                   4,635,470       4,620,371
    Diluted                                 4,763,101       4,771,297
 Supplemental financial data
  Stock-based compensation               $    169,606    $    136,370
  Cash paid for income taxes             $  3,254,313    $     44,300

                            NVE CORPORATION
                            BALANCE SHEETS
                        MARCH 31, 2008 AND 2007

                                                    March 31,
                                               2008           2007
                                           ------------   ------------
                                           (Unaudited)
 ASSETS
 Current assets
  Cash and cash equivalents                $  1,885,867   $    397,423
  Marketable securities, short term             795,728        982,415
  Accounts receivable, net of allowance
   for uncollectible accounts of $15,000      3,226,027      2,005,005
  Inventories                                 2,456,804      2,016,858
  Deferred tax assets                           453,405      1,328,106
  Prepaid expenses and other assets             529,616        333,587
                                           ------------   ------------
 Total current assets                         9,347,447      7,063,394
 Fixed assets
  Machinery and equipment                     5,205,288      4,458,948
  Leasehold improvements                        436,794        413,482
                                           ------------   ------------
                                              5,642,082      4,872,430
   Less accumulated depreciation              4,276,680      3,834,683
                                           ------------   ------------
 Net fixed assets                             1,365,402      1,037,747
 Marketable securities, long term            22,055,279     16,909,353
                                           ------------   ------------
 Total assets                              $ 32,768,128   $ 25,010,494
                                           ============   ============

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
  Accounts payable                         $    434,808   $    502,595
  Accrued payroll and other                     632,338        590,287
  Deferred revenue                              187,500         29,357
                                           ------------   ------------
 Total current liabilities                    1,254,646      1,122,239

 Shareholders' equity
  Common stock                                   46,387         46,274
  Additional paid-in capital                 18,539,538     18,289,248
  Accumulated other comprehensive
   income (loss)                                103,158        (84,282)
  Retained earnings                          12,824,399      5,637,015
                                           ------------   ------------
 Total shareholders' equity                  31,513,482     23,888,255
                                           ------------   ------------
 Total liabilities and
  shareholders' equity                     $ 32,768,128   $ 25,010,494
                                           ============   ============